UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2016

The ADT Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35502	45-4517261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Yamato Road

Boca Raton, Florida 33431

(Address of principal executive offices, including Zip Code)

(561) 988-3600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Seventh Supplemental Indenture

On April 22, 2016, The ADT Corporation (“ADT”) entered into a seventh supplemental indenture (the “Seventh Supplemental Indenture”) among ADT, as issuer, certain guarantors party thereto, including Prime Security Services Borrower, LLC and Wells Fargo Bank, National Association, as trustee (the “Trustee”) to the Indenture, dated as of July 5, 2012, between ADT and the Trustee, to amend certain terms of each of its 6.250% Senior Notes due 2021. The Seventh Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On April 25, 2016, Prime Security Services Borrower, LLC (together with its subsidiaries, “Protection 1”), announced that ADT has received the requisite consents to amend certain terms of its 6.250% Senior Notes due 2021 (the “2021 Notes”).

A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

This current report on Form 8-K does not constitute a solicitation of any consent in respect of, or an offer to purchase, or a solicitation of an offer to sell, any securities. The consent solicitation is being made only pursuant to the applicable offering documents.

As provided in General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 of this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Seventh Supplemental Indenture among The ADT Corporation (as Issuer), certain guarantors party thereto and Wells Fargo Bank, National Association (as Trustee) dated as of April 22, 2016

99.1	Press Release dated April 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ADT CORPORATION

Date: April 25, 2016
	By:	/s/ N. David Bleisch
	Name:	N. David Bleisch
	Title:	Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Seventh Supplemental Indenture among The ADT Corporation (as Issuer), certain guarantors party thereto and Wells Fargo Bank, National Association (as Trustee) dated as of April 22, 2016

99.1	Press Release dated April 25, 2016